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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Allied Motion Technologies Inc. and Subsidiaries:

        We consent to the use of our report dated February 19, 2004 with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' investment and comprehensive income, and cash flows for the year ended December 31, 2003, the six-month period ended December 31, 2002, and for each of the years in the two-year period ended June 30, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to the adoption of Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002.

                      /s/ KPMG LLP

Denver, Colorado
September 16, 2004

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Consent of Independent Registered Public Accounting Firm